EXHIBIT 99
                                                                    ----------

                                        For:      Kasper A.S.L., Ltd.

                                        Contact:  Mary Ann Domuracki
                                                  Executive Vice President -
                                                  Finance and Administration
                                                  (201) 864-0328

                                                  Stacey Bibi/Caroline Eustace/
                                                  Janis Golubock
FOR IMMEDIATE RELEASE                             Stacy Roth - Media
                                                  Morgen-Walke Associates
                                                  (212) 850-5600


            KASPER A.S.L., LTD. ACQUIRES 25 ANNE KLEIN OUTLET STORES


           Secaucus, NJ, November 30, 1999 - Kasper A.S.L., Ltd. (Nasdaq:KASP)

today announced that it has acquired the assets, and is assuming certain liabilities, of 25 Anne Klein factory outlet stores from Fashions of Seventh

Avenue. The assets being purchased include the inventory and store fixtures of the 25 outlets. The stores generated total annual revenues of approximately $20 million for the twelve-month period ended September 1999.

           Commenting on the acquisition, Arthur S. Levine, Chairman and Chief

Executive Officer, stated, "The addition of the 25 Anne Klein outlet stores is an important complement to our existing portfolio of Kasper's outlet stores and will give us a total of 86 stores located in major outlet centers. We plan to upgrade these locations by enhancing displays and the overall presentation of merchandise, which we believe will add greater value and long-term profitability to the Anne Klein brand."

           Kasper is a leading manufacturer of women's suits, sportswear and dresses. Kasper's product lines are sold throughout the United States, Canada,

Europe and the Far East. Kasper's brands include Anne Klein(R), Anne Klein

II(R), A Line Anne Klein(TM), Albert Nipon(R), Kasper A.S.L.(R), b.bennett(TM)

and LeSuit(TM).


                                    - more -


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This press release contains forward-looking statements within the meaning of the
U.S. federal securities laws. Such forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. For a discussion of those risks and uncertainties, please see "Disclosure Regarding Forward-Looking Information" in Kasper's Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 17, 1999. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.


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